Exhibit 23.1

Tel: 732-750-0900 Fax: 732-750-1222 www.bdo.com	90 Woodbridge Center Dr., 4th Floor Woodbridge, NJ 07095-1163

Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 22, 2014, relating to the financial statements of Eagle Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ BDO USA, LLP

Woodbridge, New Jersey

September 2, 2015